UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

AMENDMENT NO. 2

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

Sharing Economy International Inc.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34591

(Commission File Number)

90-0648920

 (IRS Employer Identification No.)

M03, 3/F, Eton Tower,
8 Hysan Avenue, Causeway Bay, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 35832186

Registrant’s telephone number, including area code

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District,
Wuxi City Jiangsu Province
People’s Republic of China

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2019, Sharing Economy International Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, and Peak Equity International Limited, a British Virgin Islands corporation (“Peak Equity”), and all of the holders of ordinary shares of Peak Equity, which consisted of three shareholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 7,200,000,000 shares of common stock of the Company in consideration for all the issued and outstanding ordinary shares of Peak Equity. On December 27, 2019, we issued 181,639,213 shares of common stock to the Peak Equity Shareholder on a pro rata basis, based on their respective interests in Peak Equity. The effect of the issuance is that former Peak Equity ordinary shareholders now hold approximately 90.8% of the issued and outstanding shares of common stock of the Company, and Peak Equity is now a wholly-owned subsidiary of the Company.

Our Articles of Incorporation authorize us to issue 200,000,000 of common stock. The Company is still obligated to issue an additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, and plans to amend its Articles of Incorporation, as amended, to increase its number of authorized shares of common stock for such purpose.  Assuming the issuance of such additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, the Peak Equity shareholders will hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

Peak Equity was incorporated on July 1, 2014, in the British Virgin Islands. The business of  Peak Equity is now our principal business. Peak Equity, through its subsidiaries, mainly engages in the operation and development of online platform namely www.ECrent.com, which operates a global marketplace for individuals and corporations to deploy rental, social media and advertising services among all countries.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information disclosed in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

As described in Item 1.01 above, on we completed the acquisition of Peak Equity pursuant to the Share Exchange Agreement. The disclosures in Item 1.01 of this Form 8-K regarding the transactions contemplated by the Share Exchange Agreement are incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

Set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock, which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Share Exchange Agreement. The information provided below relates to the combined operations of the Company after the acquisition of Peak Equity, except that information relating to periods prior to the date of the reverse acquisition only relate to Peak Equity and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We are a Nevada corporation. We were incorporated in Delaware on June 24, 1987, under the name Malex, Inc. We changed our corporate name to China Wind Systems, Inc. on December 18, 2007. On June 13, 2011, we changed our corporate name to Cleantech Solutions International, Inc. On August 7, 2012, we were converted into a Nevada corporation. On January 8, 2018, we changed our name to Sharing Economy International Inc.

Our Sharing Economy Business

Beginning in the second quarter of 2017 and throughout 2018, we established new business divisions to focus on the development of sharing economy platforms and related rental businesses. We believe a true peer-to-peer sharing economy based on rentals will take significant market share in both the business and consumer markets over the next few years.

Sharing economy business models are hosted through digital platforms that enable more precise, real-time measurement of spare capacity and have the ability to dynamically connect that capacity with those who need it. These digital platforms handle transactions that offer access over ownership through renting, lending, subscribing, reselling, swapping or donating. Consumers who use sharing economy business models are often more comfortable with transactions that involve deeper social interactions than traditional methods of exchange.

While we are retaining our Sharing Economy business, our primary business has changed, with the acquisition of the Peak Equity business.

Reverse Acquisition of Peak Equity

On December 27, 2019, Sharing Economy International Inc. entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Peak Equity International Limited, a British Virgin Islands corporation (“Peak Equity”), and all of the holders of ordinary shares of Peak Equity, which consisted of three shareholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 7,200,000,000 shares of common stock in consideration for all the issued and outstanding ordinary shares of Peak Equity. The effect of the issuance is that Peak Equity shareholders now hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

Our Articles of Incorporation authorize us to issue 200,000,000 of common stock. The Company is still obligated to issue an additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, and plans to amend its Articles of Incorporation, as amended, to increase its number of authorized shares of common stock for such purpose.  Assuming the issuance of such additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, the Peak Equity shareholders will hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

None of our officers or directors have resigned in connection with the acquisition of the Peak Equity business.

As a result of the share exchange Peak Equity is now a wholly-owned subsidiary of the Company.

The transactions consummated with Peak Equity pursuant to the terms and conditions of the Share Exchange Agreement were treated as a reverse acquisition, with Peak Equity as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Peak Equity.

Organization & Subsidiaries

The following is a list of our subsidiaries:

Name	Ownership %
Fulland, Limited, a Cayman Islands limited liability company	100%
Green Power Environment Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China and wholly-owned by Fulland Limited	100%
Vantage Ultimate Limited (“Vantage”), a company incorporated under the laws of British Virgin Islands	100%
Sharing Economy Investment Limited (“Sharing Economy”), a company incorporated under the laws of British Virgin Islands on May 18, 2017 and is wholly-owned by Vantage.	100%
EC Advertising Limited, a company incorporated under the laws of Hong Kong on March 17, 2017 and is a wholly-owned by Sharing Economy.	100%
EC Rental Limited (“EC Rental”), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.	100%
EC Assets Management Limited, a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.	100%
Cleantech Solutions Limited (formerly EC (Fly Car) Limited), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is a wholly-owned by Sharing Economy.	100%
Global Bike Share (Mobile App) Limited, a company incorporated under the laws of British Virgin Islands on May 23, 2017 and is a wholly-owned by Sharing Economy.	100%
EC Power (Global) Technology Limited (“EC Power”), a company incorporated under the laws of British Virgin Islands on May 26, 2017 and is wholly-owned by EC Rental.	100%
ECPower (HK) Company Limited, a company incorporated under the laws of Hong Kong on June 23, 2017 and is wholly-owned by EC Power.	100%
EC Manpower Limited, a company incorporated under the laws of Hong Kong on July 3, 2017 and is wholly-owned by Vantage.	100%
EC Technology & Innovations Limited (“EC Technology”), a company incorporated under the laws of British Virgin Islands on September 1, 2017 and is wholly-owned by Vantage.	100%
Inspirit Studio Limited, a company incorporated under the laws of Hong Kong on August 24, 2015, and 51% of its shareholding was acquired by EC Technology on December 8, 2017.	51%
EC Creative Limited (“EC Creative”), a company incorporated under the laws of British Virgin Islands on January 9, 2018 and is wholly-owned by Vantage.	100%
3D Discovery Co. Limited, a company incorporated under the laws of Hong Kong on February 24, 2015, and 60% of its shareholdings was acquired by EC Technology on January 19, 2018	60%
Sharing Film International Limited, a company incorporated under the laws of Hong Kong on January 22, 2018 and is a wholly-owned by EC Creative.	100%
Anyworkspace Limited, a company incorporated under the laws of Hong Kong on November 12, 2015, and 80% of its shareholding was acquired by Sharing Economy on January 30, 2018.	80%
Xiamen Great Media Company Limited (“Xiamen Great Media”), a company incorporated under the laws of the PRC on September 5, 2018 and is a wholly-owned by EC Advertising.	100%

Overview of Peak Equity and its Ecrent business

Summary Financial Information

New Primary Business

ECrent Worldwide Company Limited has developed and operates an online rental classified platform named ECrent.com, which provides a marketplace for individuals and companies to view, list and search for rental products and services.

ECrent’s mission is to become the largest, most extensive sharing economy network, allowing individuals and companies to view, list and search for rental products and services on the platform, creating the conditions for collaborative consumption. Collaborative consumption is the trigger for more sustainable business and consumer practices that will protect the planet’s well-being as well as generate an entire class of new business opportunities based on the sharing economy ecosystem.

ECrent’s business model is designed to bring sustainability, entrepreneurship and sharing together.

ECrent operates an online platform, www.ecrent.com, which connects owners (businesses and individuals) and consumers in a robust growing community. The platform consists of a set of web portals and mobile applications which facilitate the online search for a wide and expanding range of rental products and services. The ECrent platform is designed to enable members of the rapidly growing global community to seek and rent items everywhere worldwide. The highly scalable ECrent platform is designed to consolidate all sharing and rental information (supply side) from all geographies into one single source, across multiple categories, and then rebroadcast available rental supply to the demand side. The ECremt platform is coded using advanced algorithms which leverage the central database to provide greater convenience to users through an intelligent matching system. The intelligent matching system incorporates specific product and/or service criteria, product/service pairings, geography and browsing behaviors. ECrent believes these features form the basis for a more comprehensive and extensive user experience than is otherwise available from well-known, first generation, single purpose sharing economy businesses such as Uber and Airbnb.

After proof of concept by ECrent Worldwide in other markets, notably Asia and selected regions of Europe, ECrent started operations in the United States in mid-spring 2016 after obtaining a license to use ECrent Worldwide’s software and trademark. Among the most significant findings, ECrent learned that companies across all segments covet highly targeted and active markets, which historically were believed to generate a greater rate of investment. ECrent believes the demand side is and will be dominated by environmentally and socially conscious users, which will be considered a targeted and active market that will make the platform more attractive and valuable.

PwC’s accompanying survey showed that 44% of U.S. adults are familiar with the sharing economy; 18% of U.S. adults say they have participated in the sharing economy as a consumer; and 7% say they have participated as a provider. Based on the PwC research, the global sharing and rental market would generate a potential revenue opportunity worth a total of $670 billion by 2025.

We believe ECrent is uniquely positioned to capitalize on these trends, and the groundwork has laid in the course of the soft launch will help to achieve the goal to lead the sharing economy development. While the traditional purchase-based consumer discretionary companies have mostly utilitarian relationships with their customers, sharing economy participants are passionate about social responsibility, environmentalism and are committed to leading more sustainable lives. This commitment, fortified by continued momentum, will allow us to build a more captive, engaged, true community of users.

The ECrent extensive and scalable platform is engineered to serve the business-to-business, business-to-consumer, and consumer-to-consumer market segments. By covering across these multiple segments positions ECrent for balanced growth regardless of macro-economic conditions as we will not rely on a single market. We envision the strategy will also provide us with ample opportunity to further lead the market by regularly introducing new features, functions, categories, and pricing.

We believe businesses will find the ECrent platform highly appealing because it will allow them to monetize unused or little used assets as well as expand their business by opening up new channels created by the sharing economy. In addition, we believe their affiliation with us will allow these companies to reinforce their brand to consumers and investors. A study published by MIT Sloan Management Review and Boston Consulting Group in May 2016 (the “MIT BCG Study”) found that 60% of investment firm board members are willing to divest from companies with poor sustainability performance and 75% feel increased operational efficiency often accompanies sustainability progress. By contrast, this same study revealed that only 60% of the 3,000 executives and managers surveyed have a sustainability strategy in place, while only 25% can present a clear sustainability business case. We believe the ECremt platform will be a highly cost effective vehicle for closing this significant gap between companies and the markets they serve as well as their investors on the basis that our fully branded microsite will provide a cost-effective vehicle for them to develop and implement improved sustainability performance to meet the needs of sustainability conscious investors, notably building awareness and focus on tangible and measureable sustainability (business) outcomes.

The ECrent revenue model is to charge only the supply side; demand side registrants are not subject to any fee in the present model. Businesses or individuals can either pay to post a single item or service just as they would for a classified ad or they can post an unlimited number of items as well as brand themselves through an online rental store (microsite) on the ECrent platform. Microsites represent a recurring revenue model, offering a value proposition beyond renting items to other businesses or individuals. The MIT/BCG Study included steps business leaders could take to meet the needs of sustainability-conscious investors, notably building greater awareness and focus on tangible and measurable sustainability (business) outcomes. We believe the ECrent platform will be an ideal cost-effective vehicle for meeting these objectives.

The ECrent business is an emerging company in an emerging field. Accordingly, the approach to the market seeks to exploit early market entry opportunities in the sharing economy with a sense-and-respond strategy within our growing community. In the second fully operational phase we will employ both in-house sales professionals and engage market channel partners to solicit business from supply side. We will also build a team of Community Relations specialists who will cultivate tight relationships with users for by soliciting user feedback for ongoing improvements to the platform and expansion. We believe aggressive marketing and strategic partnerships with various agencies, such as marketing firms and trade associations will further propel our business once fully operational.

Revenue and User Model

ECrent revenue will be derived from online item postings. We do not charge any fees based on transaction value nor do we plan to do so in the near future. Set forth below are our current listing fee arrangements, which fees are to be paid prior to posting:

1.	A listing fee of $6.00 per item for two consecutive months for posting a product or service; and

2.	Online rental stores, or microsite for $2,500 per year.

The microsite is an enhanced online advertising package that allows for unlimited number of postings for a defined period of time, and a personalized online web storefront, providing customers with unique branding opportunities. We believe our microsites will represent a recurring revenue model as it will not be cost effective for the users to terminate our services once they have expended efforts to design and promote their microsites and they have received reoccurring traffic from their customers.

Intellectual Property

ECrent Worldwide Company Limited develops and owns all intellectual properties and knowhow to develop and operate the whole ECrent.com platform, which is fully owned and control by the group.

Government Regulation and Approvals

ECrent will be subject to a number of local laws and regulations that involve matters such as privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate.

In certain countries, such as China, an Internet Content Provider license may be required.

Employees

7 full-time employees are being hired with the group.

DESCRIPTION OF PROPERTIES

Our executive offices are located No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, China 214181, telephone (86)51083397559. We also have a business office in Hong Kong located at M03, Rm 302, 3/F., Eton Tower, 8 Hysan Avenue, Causeway Bay, Hong Kong.

We do not own any real estate or other physical properties.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2018 and 2019, and our unaudited financial statements for the nine months ended September 30, 2019, were prepared assuming that we will continue our operations as a going concern. Our wholly-owned subsidiary, Peak Equity, was incorporated on July 1, 2014, and has net revenues of $676,590, and net income of $348,424, at September 20, 2019. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately $500,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are not able to develop out business as anticipated, we may not be able to generate meaningful revenues or achieve meaningful profitability and you may lose your investment.

Our wholly-owned subsidiary, Peak Equity, was incorporated on July 1, 2014, and our comprehensive income for the nine months ended September 30, 2019, was $352,955. We have few customers, and we have earned limited revenues to date. Our business prospects are difficult to predict because of our limited operating history, and unproven business strategy. Our primary business activities will be focused on the operation of our online platform, www.ECrent.com, which is a global marketplace for individuals and corporations to deploy the rental, social media and advertising services among all countries. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

Potential disputes related to the existing agreement pursuant to which we purchased the intellectual property rights underlying our business could result in the loss of rights that are material to our business.

The acquisition of the intellectual property of Peak Equity, by way of the Share Exchange Agreement, by and among the Company, Peak Equity, and the holders of ordinary shares of Peak Equity, is of critical importance to our business and involves complex legal, business, and scientific issues. Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Share Exchange Agreement, including but not limited to, the breaches of representations or other interpretation-related issues. If disputes over intellectual property that we have acquired under the Share Exchange Agreement prevent or impair our ability to maintain our current intellectual property, we may be unable to successfully develop and commercialize our business.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because have limited revenues to offset the expenses associated with the development of brand and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate meaningful revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website, www.ECrent.com. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which people play our game, the quality, timeliness and competitiveness of our products and services will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

The loss of the services of Chan Tin Chi, our majority shareholder, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

We are highly dependent on Chan Tin Chi, who beneficially owns approximately 65% of our issued and outstanding shares of common stock. The development of our brand licensing business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Chan Tin Chi or our failure to timely identify and retain competent personnel would negatively impact our ability to develop our business and license our brand, which could adversely affect our financial results and impair our growth.

Our success depends on the value of our brand, and if the value of our brand were to diminish, our revenues, results of operations and prospects would be adversely affected.

Our success depends on our brand, ECrent.com, and its value. Our business would be adversely affected if:

●	ECrent.com’s public image or reputation were to be tarnished;

●	The ECrent.com is integral to our marketing efforts and form the core of our brand name. Our continued success and the value of our brand name therefore depends, to a large degree, on the reputation of such brand; and

●	Our licensees were to diminish the quality of our brand.

While we will require that our licensees maintain the quality of our brands through specific contractual provisions, we cannot be certain that our licensees, or their manufacturers and distributors, will honor their contractual obligations or that they will not take other actions that will diminish the value of our brand name.

We operate an independent online rental platform, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as an independent business, whose existence is predicated on the brand name Ecrent.com, and we have no substantial tangible assets in a highly competitive industry. We have little operating history, a small customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our business must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

●	our business model and strategy are still evolving and are continually being reviewed and revised;
●	we may not be able to raise the capital required to develop our initial customer base and reputation;
●	we may not be able to successfully implement our business model and strategy; and
●	we are reliant on Chan Tin Chi, the beneficial owner of approximately 65% of our shares of common stock.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain copyright, trademark and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $200,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

RISKS ASSOCIATED WITH OUR SECURITIES

Our shares of common stock presently has a limited trading market, with an average daily trading volume of approximately 1,059 shares, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC Markets, our shares of common stock do not trade and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock and 50,000,000 shares of preferred stock, all of which have been designated as Series A Preferred Stock. As of December 27, 2019, the Company had 200,000,000 shares of common stock issued and outstanding, assuming consummation of the Share Exchange Agreement, and no shares of Series A Preferred Stock issued or outstanding. Accordingly, we must amend our Articles of Incorporation to increase our authorized shares of common stock issue and additional approximately 7,018,360,787 shares of common stock the Peak Equity shareholders. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Peak Equity shareholders collectively beneficially own a majority of our stock, and accordingly, collectively have control over stockholder matters, our business and management.

As of December 27, 2019, the Peak Equity shareholders collectively hold 181,639,213 shares of common stock. Therefore, the Peak Equity shareholders collectively hold approximately 90.8% of our issued and outstanding shares of common stock. Additionally, the terms and conditions of the Share Exchange Agreement require us to issue and additional approximately 7,018,360,787 shares of common stock to the Peak Equity shareholders. As a result, the Peak Equity shareholders will collectively have the discretion to:

●	Amend or prevent amendment of our Articles of Incorporation or Bylaws;
●	Effect or prevent a merger, sale of assets or other corporate transaction; and
●	Affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the period from the , should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. References in this section to “we,” “us,” “our” or “Sharing Economy” are to the consolidated business of Sharing Economy International Inc.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of Peak Equity

On December 27, 2019, we completed a reverse acquisition transaction through a share exchange with Peak Equity whereby we acquired all of the issued and outstanding ordinary shares of Peak Equity in exchange for 7,200,000,000 shares of our common stock.

Under the terms and conditions of the Share Exchange Agreement, the Company issued 181,639,213 shares of its common stock for the acquisition of all of the issued and outstanding ordinary shares of Peak Equity, with an additional 7,018,360,787 shares to be issued to the Peak Equity shareholders when the Company amends its Articles of Incorporation to increase its authorized common stock to issue the such 7,018,360,787 shares. The 181,639,213 shares of common shares issued represented approximately 90.8% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement.

As a result of the controlling financial interest of the former ordinary shareholders of Peak Equity, for financial statement reporting purposes, the share exchange between the Company and Peak Equity was treated as a reverse acquisition, with Peaks Equity deemed the accounting acquirer and the Company deemed the accounting acquired under the acquisition method of accounting in accordance with the Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Peak Equity (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Peaks Equity is being retroactively restated using the exchange ratio established in the Share Exchange Agreement to reflect the number of shares of the Company issued to effect the acquisition. The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Peak Equity immediately prior to the business combination to the unredeemed shares and the fair value of the Company determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post combination reflects the equity structure of the Company, including the equity interests the legal acquirer issued to effect the combination .

Sharing Economy was incorporated in Delaware on June 24, 1987. On August 7, 2012, the Company was converted into a Nevada corporation. We are development stage company and have never generated any revenues. The commercialization of our brand licensing business is in its incipient stages and must be developed before we can commercialize our brand and generate any revenues.

12-MONTH PLAN OF OPERATION

For the nine months ended September 30, 2019, we generated revenues of $676,590. In the next 12 months, we plan to generate its annual revenue approximately $1 to $3 million.

Results of Operations

For the years ended December 31, 2018 and 2017

We generated revenues of $376,178 and $45,711, respectively, for the years ended December 31, 2018 and 2017.

For the year ended December 31, 2018, we incurred total operating expenses of $261,636, consisting of general operating expenses of $61,650, general and administrative expenses of $179,542 and professional fees of $20,444. For the year ended December 31, 2017, we incurred total operating expenses of $973,652, consisting of operating expenses of research and development of $109,858, general operating expenses of $118,738, general and administrative expenses of $645,652 and professional fees of $99,404.

Net loss was $877,903 for the year ended December 31, 2018, compared to a net loss of $927,940 for the year ended December 31, 2017.

The main business model was based on the licensing of local business operations to third party local operation partners. To proof of concept, we ran business operation pilots at specific markets which ended in 2017. Since then, only some small flow of market incomes from advertising and posting users were received from the piloted markets.

For the nine months ended September 30, 2019 and 2018

We generated revenues of $676,590 and $210,216, respectively, for the nine months ended September 30, 2019 and 2018.

For the nine months ended September 30, 2019, we incurred total operating expenses of $242,030, consisting of general operating expenses of $45,925, general and administrative expenses of $192,125 and professional fees of $3,980. For the nine months ended September 30, 2018, we incurred total operating expenses of $230,205, consisting of operating expenses of general operating expenses of $45,941, general and administrative expenses of $164,146 and professional fees of $20,118.

Net income was $348,424 for the nine months ended September 30, 2019, compared to a net loss of $377,489 for the nine months ended September 30, 2018.

The main business model was based on the licensing of local business operations to third party local operation partners. To proof of concept, we ran business operation pilots at specific markets which ended in 2017. Since then, only some small flow of market incomes from advertising and posting users were received from the piloted markets.

Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

At September 30, 2019, we had a cash balance of approximately $44,481. Such cash amount was not sufficient to commence our 12-month plan of operation. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

Cash Flow From Operating Activities

For the year ended December 31, 2018 and 2017, net cash flows used in operating activities were $262,136 and $1,086,497 respectively. For the nine months period ended September 30, 2019, the net cash flows used in operating activities was $239,870 compared to the same period in 2018 was $207,977. It was mostly caused by the decrease in the deposits and prepayments and account payables and accrued liabilities.

Cash Flows from Investing Activities

No investing activities during the years ended December 31, 2018 and 2019.

Cash Flows from Financing Activities

For the year ended December 31, 2018, net cash generated from financing activities was $238,237, compared to $826,009 for the year ended December 31, 2017. It was mainly due to the advance from related parties. For the nine months period ended September 30, 2019, net cash generated from financing activities was $255,569, compared to $195,313 for the same period in 2018. The reason mostly was that the advance from related parties and proceeds from bank loan.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

●	Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Available-for-sale marketable securities

Available-for-sale marketable securities are reported at fair value using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements. Any unrealized losses that are deemed other-than-temporary are included in current period earnings and removed from accumulated other comprehensive income (loss).

Realized gains and losses on marketable securities are included in current period earnings. For purposes of computing realized gains and losses, the cost basis of each investment sold is generally based on the weighted average cost method.

The Company regularly evaluates whether the decline in fair value of available-for-sale securities is other-than-temporary and objective evidence of impairment could include:

●	The severity and duration of the fair value decline;
●	Deterioration in the financial condition of the issuer; and
●	Evaluation of the factors that could cause individual securities to have an other-than-temporary impairment.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer equipment	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of long-lived assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

●	Revenue recognition

Under Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company derives its revenues from the sale of licence and advertising right and in a term of certain periods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company adopted the ASC 740 “Income Tax” provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and its subsidiaries are operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial liabilities, such as accounts payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04,  Intangibles - Goodwill and Other (Topic 350) : Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07,  Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company’s adoption date of ASC 606. The Company does not believe that the adoption of ASU 2018-07 will have a material impact on the Company’s consolidated financial statements.

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which amended its guidance for costs of implementing a cloud computing service arrangement to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new standard also requires customers to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement. This new standard becomes effective for the Company in the first quarter of fiscal year 2020, with early adoption permitted. This new standard can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the impact of adopting this amendment to its consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner (6)	Amount and Nature of Beneficial Ownership	% of Class (7)

Jianhua Wu (3)	115,000	*
Wanfen Xu (3)	0	*
Ping Kee Lau	10,000	*
Cho Fu Li	6,500	*
Xue Leng	0	*
Ying Ying Wong	33,000	*
All current officers and directors as a group	164,500	*
Chan Tin Chi (1)(2)	4,679,260,000	64.8%
ECinteract Company Limited (4)	2,520,000,000	34.9%
Total	7,199,424,500	99.7%

*	less than 1%.

(1)	666,249 shares held by Chan Tin Chi Family Company Limited. Mr. Chan Tin Chi owns 99% of the issued and outstanding ordinary shares of Chan Tin Chi Family Company Limited (formerly known as YSK 1860 Co., Limited).
(2)	Address is Villa Cornwall, 85 Castle Peak Road, Tuen Mun, N.T., Hong Kong.
(3)	Address is No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, P.R.C.
(4)	Controlled by Wong Hiu Chun.
(6)	Unless otherwise noted, the address of each person listed is c/o Sharing Economy International Inc., M03, 3/F, Eton Tower, 8 Hysan Avenue, Causeway Bay, Hong Kong.
(7)	On December 27, 2019, we issued 181,639,213 shares of common stock to the Peak Equity Shareholder on a pro rata basis, based on their respective interests in Peak Equity. The effect of the issuance is that former Peak Equity ordinary shareholders now hold approximately 90.8% of the issued and outstanding shares of common stock of the Company, and Peak Equity is now a wholly-owned subsidiary of the Company. The Company is still obligated to issue an additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, and plans to amend its Articles of Incorporation, as amended, to increase its number of authorized shares of common stock for such purpose. Assuming the issuance of such additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, the Peak Equity shareholders will hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Form 8-K.

Name	Age	Positions

Jianhua Wu	63	Chief Executive Officer, President and Secretary
Lam Ka Man	39	Chief Financial Officer
Wanfen Xu	38	Treasurer
Ying Ying Wong (1)(2)(3)	42	Director
Cho Fu Li (1)(2)(3)	38	Director
Ping Kee Lau	69	Director
Shao Yuan Guo (1)(2)(3)	61	Director
Che Chung Anthony Chan	47	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Corporate Governance/Nominating Committee.

Jianhua Wu

Chief Executive Officer, President, Secretary and Chairman of the Board of Directors

Jianhua Wu has served as our Chief Executive Officer, President, Secretary, and Chairman of the Board of Directors since November 2007. Mr. We also served as our Chairman of the Board of Directors from November 2007 until December 3, 2019.  Mr. Wu founded our predecessor companies, Wuxi Huayang Dyeing Machinery Co., Ltd. and Wuxi Huayang Electrical Power Equipment Co., Ltd., in 1995 and 2004, respectively, and was executive director and general manager of these companies prior to becoming our chief executive officer. Mr. Wu was nominated as a director because of his position as our chief executive officer. Mr. Wu is a certified mechanical engineer.

Lam Ka Man

Chief Financial Officer

Lam Ka Man has served as our Chief Financial Officer and Treasurer since December 3, 2019. She has over 20 years’ experience in accounting and general management. She has previously acted as an internal auditor of manufacturing factories in Hong Kong and China. We believe Lam Ka Man has relevant accounting and management experience which is useful for the development our business in Hong Kong & China. Lam Ka Man’s background an internal auditor led to our conclusion that she should be serving as our Chief Financial Officer, in light of our business and structure.

Wanfen Xu

Treasurer

Wanfen Xu served as our Treasurer since March 1, 2016. Ms. Xu previously served as our chief financial officer from March 14, 2012 through December 12, 2012, and from March 1, 2016 through December 3, 2019. From December 2012 until February 2016, Ms. Xu served as the financial controller of the Huayang Companies. Ms. Xu also served as the financial controller of Huayang Companies from 2009 to 2011.

Ying Ying Wong

Director

Ying Ying Wong has served as a director since December 2017. Ms. Wong is a director of World Sharing Economy Coalition which promotes global sharing economic development. Ms. Wong has over ten years of experience in banking and financial services with China Construction Bank (Asia) Corporation Limited and Standard Chartered Bank in Hong Kong. We nominated Ms. Wong as a director because we believe that her banking and finance experience is important for the future development of the Company.

Cho Fu Li

Director

Cho Fu Li has served a director since December 2017. Mr. Li has over ten years of experience in auditing, accounting and banking, and is a member of the Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants. We nominated Mr. Li as a director because we believe that his accounting and finance experience is important to improve our financial accounting controls.

Ping Kee Lau

Director

Ping Kee Lau has served as a director since March 2017, and has been a director of Golden Creation Enterprise Limited since late 2014 and a director of Y.R.P. Investment Limited since 2013, both of which are investment entities. For more than two years prior thereto, Mr. Lau was a consultant to Y.R.P. Investment Limited. Mr. Lau received a B.A. in history from Chu Hai College in Hong Kong and his M.A. in philosophy for Ecole Pratique des Hautes Edudes in Paris.  Mr. Lau’s experience with investment entities is important to us. We nominated Mr. Lau as a director because we believe that his experience as a director and in investment is important for the Company as we continue to grow and develop our business.

Che Chung Anthony Chan

Director

Che Chung Anthony Chan has served as a director since November 4, 2019. Mr. Chan has over 20 years’ experience in sales and general management. Previously, he was the managing director of Nibou Transmission Machinery Co., Ltd (Hong King & China). He has a Master Business Administration degree from the University of Wales. We believe Anthony Chan has relevant sales and management experience which is useful for the development of our business in Hong Kong.

Shao Yuan Guo

Director

Shao Yuan Guo has served as a director since December 3, 2019, and has over 10 years of experience in banking and financial services with Industrial and Commercial Bank of China and The People’s Bank of China in China. He has over 20 years of management experience in the weaving and garment manufacturing industries. We nominated Mr. Guo as a director because we believe his investment and management experience in China is important for the future development of the Company in the market.

Committees

Our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussion with the Chief Executive and Financial Officers and other officers, by reviewing materials provided to them and by participating at meetings of the Board and its committees.

Our Board of Directors has three (3) committees - the audit committee, the compensation committee and the corporate governance/nominating committee. The audit committee shall be comprised of Ms. Wong and Mr. Guo, with Ms. Wong serving as Chairwoman. The compensation committee shall be comprised of Mr. Li, Ms. Wong and Mr. Guo, with Mr. Guo serving as Chairman. The corporate governance/nominating committee shall be comprised of Ms. Wong, Mr. Li and Mr. Guo, with Mr. Li serving as Chairman. Our long-term incentive plan is administered by the compensation committee.

Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our Board of Directors has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis. A copy of the audit committee’s current charter is available on our website at: https://www.seii.com/uploads/04-Asl-cleantech-audit-committee-charter-00172533.doc

The compensation committee oversees the compensation of our Chairman, Chief Executive Officer and our other executive officers and reviews our overall compensation policies for employees generally. If so authorized by the Board of Directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the Chairman or the Chief Executive Officer, the compensation committee consults with the Chairman or the Chief Executive Officer (as the case may be), who may make recommendations to the compensation committee. Any recommendations by the Chairman or the Chief Executive Officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the Chairman nor the Chief Executive Officer and other responsible officers. The compensation committee has the responsibilities and authority relating to the retention, compensation, oversight and funding of compensation consultants, legal counsel and other compensation advisers, as well as the requirement to consider six independence factors before selecting, or receiving advice from, such advisers. A copy of the compensation committee’s current charter is available on our website at: https://www.seii.com/uploads/03-cleantech-compensation-amended-committee-charter-00254120.pdf.

The corporate governance/nominating committee is involved evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board, evaluation of and successor planning for the Chief Executive Officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally. A copy of the corporate governance/ nominating committee charter is available on our website at: https://www.seii.com/uploads/05-Asl-cleantech-nominating-governance-committee-charter-00172535.doc

The board and its committees held the following number of meetings during 2018:

Board of directors	4
Audit committee	4
Compensation committee	1
Nomination committee	1

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 75% of the total number of meetings of the board and those committees on which he served during the year.

Our non-management directors had no meetings during 2018.

Employment Agreements

We have no employment agreement with any person.

Indemnification Agreements

We do not have any indemnification agreement with our officers or directors. We are, however, incorporated in Nevada and are subject to the provisions of the Nevada corporate law. Our Articles of Incorporation and Bylaws provide that we will indemnify and hold harmless our officers and directors to the fullest extent permitted by law. Our Articles of Incorporation also provide that, except as otherwise provided by law, no director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Nevada Revised Statutes Section 78.7502 gives us broad authority to indemnify our officers and directors. under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Code of Ethics

We have adopted a code of ethics that applies to our officers, directors and employees.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal years ended December 31, 2018 and 2017:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jianhua Wu,	2018	36,261	0	34,500	0	70,761
Chief Executive Officer (1)	2017	36,999	0	0	0	36,999

Wanfen Xu,	2018	12,957	0	0	0	12,957
Chief Financial Officer, Treasurer (2)	2017	8,584	0	0	0	8,584

Parkson Yip,	2018	42,637	0	0	1,154	43,791
Chief Operating Officer (3)	2017	87,500	19,250	0	2,606	109,356

(1)	Appointed Chief Executive Officer, President and Secretary in November 2017. Compensation consisted of cash salary of $36,261 and 115,000 shares of common stock valued at $34,500.
(2)	Appointed Chief Financial Officer and Treasurer on March 1, 2016, and resigned as Chief Financial Officer on December 3, 2019.
(3)	Appointed Chief Operating Officer since June 3, 2017 and resigned as Chief Operating Officer on April 1, 2018.

Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended December 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jianhua Wu (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-
Wanfen Xu (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-
Parkson Yip (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

(1)	Appointed Chief Executive Officer, President and Secretary in November 2007. Compensation consisted of cash salary of $36,261 and 115,000 shares of common stock valued at $34,500.
(2)	Appointed Chief Financial Officer and Treasurer on March 1, 2016, and resigned as Chief Financial Officer on December 3, 2019.
(3)	Appointed Chief Operating Officer since June 3, 2017 and resigned as Chief Operating Officer on April 1, 2018.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2018.

Long-Term Incentive Plans and Awards

In September 2016, the board of directors adopted, and in November 2016, the stockholders approved the 2016 long-term incentive plan, covering 125,000 shares of common stock. The 2016 plan provides for the grant of incentive and non-qualified options and stock grants to employees, including officers, directors and consultants. The 2016 plan is to be administered by a committee of not less than three directors, each of whom is to be an independent director. In the absence of a committee, the plan is administered by the board of directors. The board has granted the compensation committee the authority to administer the 2016 plan. Members of the committee are not eligible for stock options or stock grants pursuant to the 2016 plan unless such stock options or stock grant are granted by a majority of our independent directors other than the proposed grantee. As of December 31, 2018, we had issued a total of 120,000 shares of common stock pursuant to this plan.

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2018.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2018, with respect to Shares that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	0	(1)	$	N/A	5,000
Equity compensation plans not approved by security holders	0			N/A	0
Total	0		$	N/A	5,000

(1)	Consists of options and restricted stock granted under the plan.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended December 31, 2018, and through the date of filing of this Form 8-K, provided for or contributed to by our company.

DIRECTOR COMPENSATION

The following table sets forth director compensation for fiscal year ended December 31, 2018:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)
Ping Kee Lau (1)	23,077	3,000	26,077
Cho Fu Li (2)	58,462	1,950	60,412
Xue Leng (3)	24,000	0	24,000
Ying Ying Wong (2)	27,692	9,900	37,592

(1)	Appointed director on March 20, 2017.

(2)	Appointed director on December 14, 2017.

(3)	Served as director from December 14, 2017 through December 3, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Ping Kee Lau (1)	23,077	3,000	-0-	-0-	-0-	-0-	26,077
Cho Fu Li (2)	58,462	1,950	-0-	-0-	-0-	-0-	60,412
Xue Leng (3)	24,000	-0-	-0-	-0-	-0-	-0-	24,000
Ying Ying Wong (2)	27,692	9,900	-0-	-0-	-0-	-0-	37,592

(1) Appointed director on March 20, 2017.

(2) Appointed director on December 14,2017.

(3) Served as director from December 14, 2017 through December 3, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On December 27, 2019, Sharing Economy International Inc., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, and Peak Equity International Limited, a British Virgin Islands corporation (“Peak Equity”), and all of the holders of ordinary shares of Peak Equity, which consisted of three shareholder.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 7,200,000,000 shares of common stock of the Company in consideration for all the issued and outstanding ordinary shares of Peak Equity. The effect of the issuance is that former Peak Equity ordinary shareholders now hold approximately 99.7% of the issued and outstanding shares of common stock of the Company, and Peak Equity is now a wholly-owned subsidiary of the Company.

Peak Equity was incorporated on July 1, 2014, in the British Virgin Islands. The business of  Peak Equity is now our principal business. Peak Equity, through its subsidiaries, mainly engages in the operation and development of online platform namely www.ECrent.com, which operates a global marketplace for individuals and corporations to deploy rental, social media and advertising services among all countries.

As of December 31, 2018 and 2017, the Company’s director and major shareholder, Mr. Chan Tin Chi and his related companies under his control, made temporary advances the Company for its working capital, which is unsecured, interest-free and has no fixed terms of repayment.

License Agreement with Sharing Economy International Inc.

On June 11, 2017, we entered into an Exclusivity Agreement (the “Exclusivity Agreement”) with Peak Equity, the terms of which became effective on the same day. Pursuant to the Exclusivity Agreement, the Company and Peak Equity agreed to engage in exclusive discussions regarding a potential acquisition by the Company and/or any of its subsidiaries or otherwise all or part of the Company’s business and potential business cooperation between the two companies (collectively, the “Potential Transactions”) for a period of three months commencing from the date of the Exclusivity Agreement (the “Exclusive Period”). The exclusivity period has been further extended to a period of 18 months commencing from June 20, 2018 pursuant to three amendment agreements dated September 11, 2017, January 23, 2018 and June 20, 2018.

On May 8, 2018 and amended on May 24, 2018, the Company entered into a License Agreement (the “Agreement”) with Peak Equity. In accordance with the terms of the Amendment, Peaks Equity shall grant the Company an exclusive license to utilize certain software and trademarks in order to develop, launch, operate, commercialize, and maintain an online website platform in Taiwan, Thailand, India, Indonesia, Singapore, Malaysia, Philippines, Vietnam, Cambodia, Japan, and Korea until June 30, 2019. In consideration for the license, Peak Equity was granted by the Company 250,000 shares of its common stock (the “Consideration Shares”), at an issue price of $1,040,000, or $4.16 per share, (based on the quoted market price of the Company’s common stock on the amended Agreement date of May 24, 2018). Pursuant to the terms of the Agreement, Peak Equity shall provide a guarantee on revenue and profit of $10,000,000 and $1,940,000, respectively. The Consideration Shares shall be reduced on a pro rata basis if there is a shortfall in the guaranteed revenue and/or profit. In connection with this agreement, Peak Equity recorded license fee income of $65,000 and recognized the deferred revenue license fee – related party of $975,000 which was amortized over the license period.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of six members. We believe that Cho Fu Li, Ying Ying Wong and Shao Yuan Guo, qualify as an independent directors in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that a director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since December 5, 2018, our shares of common stock have been quoted on the OTC Pink tier of the OTC Markets Group, Inc., under the stock symbol “SEII.” Our common stock was traded on the NASDAQ Capital Market under the symbol “CLNT” from December 29, 2011 to January 7, 2018 and on January 8, 2018, our trading symbol was changed its symbol to “SEII”. On December 5, 2018 our common stock was delisted from the NASDAQ Capital Market. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Markets. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	2019		2018
	High	Low	High	Low
First quarter	$0.35	$0.12	$10.09	$3.20
Second quarter	$0.54	$0.12	$6.35	$3.00
Third quarter	$0.47	$0.22	$4.10	$2.10
Fourth quarter	$(1)	$(1)	$3.45	$0.20

(1) As of December 27, 2019, the reported high and low closing bid prices per share for our common stock, during the fourth quarter of 2019, based on information provided by the OTC Markets, was $0.43 and $0.20 per share, respectively.

Holders

As of December 27, 2019, there were approximately 1,226 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

The Nevada Revised Statutes, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

●	we would not be able to pay our debts as they become due in the usual course of business; or
●	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF OUR SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, none of preferred stock are issued or outstanding. As of December 27, 2019, there were 18,360,787 shares of our common stock issued and outstanding and 7,018,360,787 shares of common stock issuable to the Peak Equity Shareholders, pursuant to the terms and conditions of the Share Exchange Agreement.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Transfer Agent and Registrar

Our transfer agent is Empire Stock Transfer, whose address is 1859 Whitney Mesa Dr., Henderson, Nevada 89014, and whose telephone number is (702) 818-5898.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no other changes to our independent registered public accountants within the past two fiscal years.

Item 3.02 Unregistered Sales of Equity Securities.

On December 27, 2019, we entered into the Share Exchange Agreement, under the terms and conditions of which, the Company offered 7,200,000,000 shares of common stock of the Company to all of the holders of ordinary shares of Peak Equity, which consisted of three shareholders, in consideration for all the issued and outstanding ordinary shares of Peak Equity. On December 27, 2019, we issued 181,639,213 shares of common stock to the Peak Equity Shareholder on a pro rata basis, based on their respective interests in Peak Equity. The effect of the issuance is that former Peak Equity ordinary shareholders now hold approximately 90.8% of the issued and outstanding shares of common stock of the Company, and Peak Equity is now a wholly-owned subsidiary of the Company.

The Company is still obligated to issue an additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, and plans to amend its Articles of Incorporation, as amended, to increase its number of authorized shares of common stock for such purpose. Assuming the issuance of such additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, the Peak Equity shareholders will hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

The offering of the 7,200,000,000 shares was made offshore of the U.S., to three non-U.S. persons, with no directed selling efforts in the U.S., and where offering restrictions were implemented, in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

Item 5.01 Changes in Control of Registrant.

On December 27, 2019, we entered into the Share Exchange Agreement, under the terms and conditions of which, the Company offered 7,200,000,000 shares of common stock of the Company to all of the holders of ordinary shares of Peak Equity, which consisted of three shareholders, in consideration for all the issued and outstanding ordinary shares of Peak Equity. On December 27, 2019, we issued 181,639,213 shares of common stock to the Peak Equity Shareholder on a pro rata basis, based on their respective interests in Peak Equity. The effect of the issuance is that former Peak Equity ordinary shareholders now hold approximately 90.8% of the issued and outstanding shares of common stock of the Company, and Peak Equity is now a wholly-owned subsidiary of the Company.

On December 27, 2019, we issued an aggregate of 181,639,213 shares to the three Peak Equity shareholders. Our Articles of Incorporation authorize us to issue 200,000,000 of common stock. The Company is still obligated to issue an additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, and plans to amend its Articles of Incorporation, as amended, to increase its number of authorized shares of common stock for such purpose.  Assuming the issuance of such additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, the Peak Equity shareholders will hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Form 8-K and incorporated herein by reference are audited Consolidated Financial Statements for Peak Equity International Limited, a British Virgin Islands corporation, for the years ended December 31, 2018 and 2017.

Filed herewith as Exhibit 99.2 to this Form 8-K and incorporated herein by reference is unaudited Condensed Consolidated Financial Statements for Peak Equity International Limited, a British Virgin Islands corporation, for the nine-months period ended September 30, 2019 and 2018.

Filed herewith as Exhibit 99.3 to this Form 8-K and incorporated herein by reference is unaudited Pro forma Condensed Combined Financial Information for Sharing Economy International Inc, for the nine-months period ended September 30, 2019.

(d) Exhibits:

Exhibit	Description

2.1	Share Exchange Agreement, dated December 27, 2019, by and among the Sharing Economy International Inc., a Nevada corporation, Peak Equity International Limited, a British Virgin Islands corporation, and the holders of common stock of Peak Equity International Limited. (1)
99.1	Consolidated Financial Statements for Peak Equity International Limited, a British Virgin Islands corporation, for the years ended December 31, 2018 and 2017. (1)
99.2	Condensed Consolidated Financial Statements for Peak Equity International Limited, a British Virgin Islands corporation, for the nine-months period ended September 30, 2019 and 2018. (1)
99.3	Pro forma Condensed Combined Financial Information for Sharing Economy International Inc, for the nine-months period ended September 30, 2019.

(1)	Incorporated by reference to Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sharing Economy International Inc.

Date: March 23, 2020	By:	/s/ Jianhua Wu
		Name:	Jianhua Wu
		Title:	Chief Executive Officer